UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Fiscal 2017 Compensation

On May 31, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved the fiscal year 2017 (“FY 17”) compensation for the named executive officers identified below in the amounts reflected below:

	FY 17 Base Salary (1)		FY 17 Executive Incentive Plan Target (2)
George Kurian	$875,000	*	160	%*
Matthew K. Fawcett	$500,000	*	80	%**

(1)	Effective April 30, 2016
(2)	Incentive compensation for the Company’s named executive officers will be established pursuant and subject to the terms of the Company’s Executive Compensation Plan.
*	Increase over fiscal year 2016
**	No change from fiscal year 2016

Also on May 31, 2016, the Committee approved a discretionary bonus award for the named executive officers identified below in the amounts reflected below:

Discretionary Bonus Amount
George Kurian	$44,990
Matthew K. Fawcett	$20,529
Robert E. Salmon	$41,700

The discretionary bonus awards were awarded outside of the Company’s Executive Compensation Plan and will be paid, less applicable withholdings, in the Company’s next payroll.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: June 6, 2016	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary